As filed with the Securities and Exchange Commission on August 5, 2011

Registration No. 333-41830

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MARSH & McLENNAN COMPANIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	36-2668272
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1166 Avenue of the Americas

New York, New York 10036-2774

(212) 345-5000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

MARSH & McLENNAN COMPANIES, INC.

2000 SENIOR EXECUTIVE INCENTIVE AND STOCK AWARD PLAN

(Full Title of the Plan)

Luciana Fato, Esq.

Marsh & McLennan Companies, Inc.

1166 Avenue of the Americas

New York, New York 10036-2774

(Name and Address of Agent for Service)

Telephone number, including area code, of agent for service: (212) 345-5000

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Non-accelerated filer	☐

Accelerated filer	☐ (Do not check is a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SHARES

The purpose of this Post-Effective Amendment No. 1 is to deregister any shares remaining under the registration statement on Form S-8 (Registration No. 333-41830) previously filed by Marsh & McLennan Companies, Inc. (the “Company”) on July 20, 2000 with the Securities and Exchange Commission, pertaining to the registration of shares of the Company’s common stock, par value $1.00 per share, pursuant to the 2000 Senior Executive Incentive and Stock Award Plan (the “2000 Plan”).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 5th day of August, 2011.

MARSH & McLENNAN COMPANIES, INC.
By:	/s/ Brian Duperreault

	Name:	Brian Duperreault
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the 5th day of August, 2011.

Signature	Title

/s/ Brian Duperreault	Director, President and Chief Executive Officer (principal executive officer)

Brian Duperreault

/s/ Vanessa A. Wittman	Executive Vice President and Chief Financial Officer (principal financial officer)

Vanessa A. Wittman

/s/ Robert J. Rapport	Senior Vice President & Controller (principal accounting officer)

Robert J. Rapport

/s/ Zachary W. Carter	Director

Zachary W. Carter

/s/ Oscar Fanjul	Director

Oscar Fanjul

/s/ H. Edward Hanway	Director

H. Edward Hanway

Chairman of the Board

Lord Lang of Monkton

/s/ Steven A. Mills	Director

Steven A. Mills

Signature	Title

/s/ Bruce P. Nolop	Director
Bruce P. Nolop

/s/ Marc D. Oken	Director
Marc D. Oken

/s/ Morton O. Schapiro	Director
Morton O. Schapiro

/s/ Adele Simmons	Director
Adele Simmons

Director
Lloyd M. Yates

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